Exhibit 4.5


                            AMENDMENT NUMBER THREE
                                      TO
                           THE RITE AID 401(k) PLAN


           WHEREAS, Rite Aid Corporation ("Corporation") has the authority under The Rite Aid 401(k) Plan ("Plan") to amend the Plan, except in certain respects not material hereto; and

           WHEREAS, the Plan was completely amended and restated effective January 1, 2001 and has since been amended; and

           WHEREAS, the Plan contains the trust provisions (the "Trust") within a single document; and

           WHEREAS, the Corporation, by action of the Trustee Search Committee, is entering into separate Trust agreements under which two financial institutions will serve as Trustees of the Plan; and

           WHEREAS, the Corporation now desires to amend the Plan, effective as of April 1, 2003, to remove the trust provisions and thereby bifurcate the Plan provisions and the Trust provisions into separate documents to facilitate the execution and maintenance of the Trust agreements with the institutional trustees; and

           WHEREAS, the Corporation desires to further amend the Plan, effective April 1, 2003, to clarify the investment management provisions of the Plan consistent with the bifurcated Plan and Trust documents; and

           WHEREAS, the Corporation desires to further amend the Plan to revise the administrative provisions of the Plan in accordance with the resolutions of the Board of Directors of the Corporation.

           NOW, THEREFORE, effective as of April 1, 2003, the Plan is hereby amended as follows:

           1.  The initial recitals of the Plan are amended to read as follows:

               "WHEREAS, the Rite Aid Corporation (the "Employer") established The Rite Aid 401(k) Plan (the "Plan") effective April 1, 1985 (formerly known as the Rite Aid Employee Investment Opportunity
               Plan), which has been amended from time to time; and

               WHEREAS, the Plan, as most recently amended and restated effective January 1, 2001 and as subsequently amended, is an agreement between the Employer and the Plan Trustee(s) as a combined Plan and Trust Agreement; and

               WHEREAS, the Employer and the sole remaining Plan Trustee desire that the Plan and the Trust be bifurcated into two separate documents and to make certain other changes with respect to the management of Plan assets.

               NOW, THEREFORE, the Employer and the Trustee, hereby agree to the following amendment to the terms of the Plan, effective April 1, 2003, as follows:"

           2. Section 1.29 of the Plan is hereby amended in its entirety to read as follows:

               " `Funding Agent' means any insurance company, a Trustee or Trustees selected by the Employer or its designee to hold assets of the Plan, receive contributions or pay benefits under and in accordance with the terms of the Plan."

           3. Section 1.64 of the Plan is hereby amended in its entirety to read as follows:

               " 'Trustee' means the party or parties so appointed by the Employer or its designee and each of their respective successors. The Employer, or its designee, may appoint separate parties as the Trustee with respect to certain assets or certain classes of assets of the Plan, including the appointment of a Trustee with respect to any "Employer Securities" held by the Plan. If more than one Trustee is so appointed, the term "Trustee" shall include all Trustees with respect to the respective Plan assets over which they have been appointed."

           4. Section 1.65 of the Plan is hereby amended in its entirety to read as follows:

               " 'Trust Fund' means all of the assets of the Plan held by the Trustee."

           5. A new Section 1.69 of the Plan is hereby added to read as follows:

               " `Named Fiduciary' means the Employer and, to the extent so designated, the person or persons named by the Employer as having fiduciary responsibility for the management and control of Plan assets, shall be known as the "named fiduciary" hereunder with respect to those assets. Each fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him or her under the Plan or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity and may also serve in a non-fiduciary capacity."

           6. A new Section 1.70 of the Plan is hereby added to read as follows:

               " 'Trust Agreement' means the trust instrument(s) executed by the Employer, or its designee, and the Trustee or Trustees for purposes of providing a vehicle to hold and invest the assets of the Plan."

           7. Section 2.3 of the Plan is hereby amended in its entirety to read as follows:

           "Section 2.3  DESIGNATION OF ADMINISTRATIVE AUTHORITY.

           (a) The Employee Benefits Administration Committee ("EBAC") of Rite Aid shall be the Administrator. The Employer may appoint the members of the EBAC. Any person so appointed shall signify his acceptance by filing a written acceptance with the Employer. Upon the resignation or removal of any individual serving on the EBAC, the Employer may designate a successor.

           (b) The EBAC shall have the authority and responsibility to undertake the following:

                (1) monitor compliance with the Plan's investment policies and address failures to comply with the policies;

                (2) manage and supervise the Trustee, including performance reviews;

                (3)  act as the Administrator for the Plan;

                (4) assume general fiduciary responsibility for the administration and operation of the Plan, except as is delegated to the Trustee and/or an Investment Manager (within the meaning of Section 3(38) of ERISA);

                (5) arrange for an annual presentation to the Board of Directors of the Employer concerning compliance, investment performance and funding status for the Plan;

                (6)  execute and adopt Plan amendments as follows:

                     (a) to effect changes required under applicable law and nonmaterial ministerial matters; and

                     (b) to implement the actions of the EBAC taken in accordance with the delegation of authority given to it by the Employer.

               Notwithstanding anything herein to the contrary, EBAC may establish its own operating policies and procedures which shall be deemed to be a part of the Plan."

           8. Section 7.1(c) of the Plan is hereby amended in its entirety to read as follows:

               "(c) The duties and powers of the Trustee shall be set forth in a Trust Agreement executed by the Employer, or its designee, the Trustee Search Committee, which is incorporated herein by reference. The Employer, or its designee, (such designee to specifically include EBAC), shall review at regular intervals the performance of the Trustee and shall re-evaluate the appointment of such Trustee. After the Employer, or its designee, (such designee to specifically include the Trustee Search Committee), has appointed the Trustee and has received a written notice of acceptance of its responsibility, the fiduciary responsibility with respect to the proper care and custody of Plan assets shall be considered as the responsibility of the Trustee. Unless otherwise allocated to an investment manager, reserved by the Employer or delegated to the EBAC, the fiduciary responsibility with respect to investment of Plan assets shall likewise be considered as the responsibility of the Trustee."

           9. Section 7.3 of the Plan, entitled "OTHER POWERS OF THE TRUSTEE," is hereby amended in its entirety and is renamed "APPOINTMENT AND POWERS OF THE INVESTMENT MANAGER" to read as follows:

               "The Employer, or its designee, may appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) ("Investment Manager") who is other than the Trustee, which Investment Manager may be a bank or an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940. Such Investment Manager, if appointed, shall have sole discretion in the investment of Plan assets allocated to such Investment Manager, subject to the funding policy. The Investment Manager also shall have the power to appoint other Investment Managers, if so provided under the agreement between the Investment Manager and the Employer, or its designee. The Employer, or its designee, shall review at regular intervals no less frequently than annually, the performance of such Investment Manager and shall re-evaluate the appointment of such Investment Manager. After the Investment Manager has accepted its appointment, the fiduciary responsibility with respect to investment of Plan assets shall be considered as the responsibility of the Investment Manager."

           10. Section 7.7 of the Plan, entitled "ANNUAL REPORT OF THE TRUSTEE," is hereby deleted in its entirety and such Section number shall be reserved.

           11. Section 7.9 of the Plan, entitled "RESIGNATION, REMOVAL
AND SUCCESSION OF THE TRUSTEE," is hereby deleted in its entirety and such Section number shall be reserved.

           12. The provisions of the Plan, as amended herein, shall not apply in any manner whatsoever to the duties and powers of Richard C. Varmecky, who, as of March 31, 2003, serves as the sole remaining trustee of the Plan.

           13. In all other respects, the provisions of the Plan shall remain in full force and effect.

           IN WITNESS WHEREOF, this Amendment to the Plan has been executed this 9th day of April 2003.

                                                     RITE AID CORPORATION



                                                     By: /s/ Robert B. Sari
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